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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hills Stores Company on Form S-3 of our reports dated March 14, 1996 (April 5, 1996 with respect to the fifth paragraph of Note 8), included in the Annual Report on Form 10-K of Hills Stores Company for the year ended February 3, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
- -------------------------
Boston, Massachusetts
May 28, 1996